                                                                     EXHIBIT 4.4

                        WAIVER NO. 2 AND AMENDMENT NO. 1
                        --------------------------------


                  Waiver No. 2 and AMENDMENT NO. 1 (the "Waiver and Amendment"),
                                                         --------------------
dated as of March 29, 1999, to that certain Credit Agreement, dated as of December 29, 1997 (the "Credit Agreement"; capitalized terms used herein and not
                        ----------------
defined shall have the meaning set forth in the Credit Agreement), among TUESDAY MORNING CORPORATION, a Delaware corporation ("Borrower"), the guarantors party
                                              --------
thereto (the "Guarantors"), the lenders party thereto (the "Lenders"), MERRILL
              ----------                                    -------
LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as arranger and syndication agent (the "Arranger"), and FLEET NATIONAL BANK, as administrative
                        --------
agent (the "Administrative Agent").
            --------------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Borrower has informed the Agent and the Lenders that it intends to effect a registered initial public offering of its common stock (the "IPO") pursuant to a registration statement on Form S-1 (the "Form S-1")
      ---                                                          --------
filed with the Securities and Exchange Commission (a draft copy of which is attached hereto as Annex I) which will generate not less than $80,000,000 of
                   -------
gross proceeds to Borrower;

                  WHEREAS, Borrower has informed the Agent and Lenders that it desires to utilize the net proceeds of the IPO to (i) redeem (the "Senior
                                                                   ------
Subordinated Note Redemption") $35,000,000 principal amount of its existing 11%
----------------------------
Senior Subordinated Notes due December 2007 (the "Senior Subordinated Notes") at
                                                  -------------------------
a purchase price of 111% of the face amount thereof, (ii) redeem (the "Senior
                                                                       ------
Preferred Redemption") all of its outstanding Senior Exchangeable Preferred
--------------------
Stock (the "Senior Preferred") at a redemption price not to exceed the sum of
            ----------------
the liquidation preference thereof at the date of redemption calculated in accordance with the documentation governing the Senior Preferred as in effect on the date hereof (which, assuming a redemption date of May 15, 1999, would aggregate approximately $29,996,000) plus a premium of 13.25% (which, assuming a redemption date of May 15, 1999, would aggregate approximately $3,974,000) and
(iii) redeem (the "Junior Preferred Redemption" and together with the Senior
                   ---------------------------
Subordinated Note Redemption and the Senior Preferred Redemption, the "Redemptions") certain shares of its existing Junior Redeemable Preferred Stock
 -----------
(the "Junior Preferred") at a redemption price not to exceed approximately
      ----------------
$7,400,000 (which redemption price assumes a redemption on May 15, 1999 and is calculated based on the documentation for the Junior Preferred as in effect on the date hereof);

                  WHEREAS, in connection with the consummation of the IPO and the Junior Preferred Redemption, all remaining Junior Preferred will be exchanged for common stock of Borrower (the "Junior Preferred Conversion");
                                             ---------------------------

                  WHEREAS, Borrower desires that the Lenders waive those provisions of the Credit Agreement that would prevent the Redemptions;

                  WHEREAS, Borrower desires that certain other provisions of the Credit Agreement not relating to the Redemptions be waived or amended;

                  WHEREAS, pursuant to Section 12.04 of the Credit Agreement, Borrower and each of the undersigned Lenders hereby agree to waive or amend certain provisions of the Credit Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Waivers and Amendments.
-----------   ----------------------

                  1.1 Waivers for Redemptions. Subject to (A) the IPO generating
                  ---------------------------
gross cash proceeds to Borrower of not less than $80,000,000, (B) the IPO being consummated within 120 days of the date hereof, (C) each call for Redemption being effected within two Business Days of the consummation of the IPO in accordance with the documentation for the Senior Subordinated Notes, the Senior Preferred and the Junior Preferred, as the case may be, as in effect in the date hereof, (D) the Junior Preferred Conversion being consummated within two Business Days of the consummation of the IPO, (E) the aggregate amount of the gross proceeds of the IPO used to effect the Senior Subordinated Note Redemption not exceeding $38,850,000 and to effect the other Redemptions not exceeding the respective accreted amount of each of the Senior Preferred and Junior Preferred as of the date of redemption plus premium (if any) required by the documentation therefor as in effect on the date hereof, in each case calculated in accordance with the documentation therefor as in effect on the date hereof, (F) no Redemption violating any provision of any Indebtedness or other agreement or instrument binding upon Borrower or any Subsidiary or any Requirement of Law applicable to Borrower or any Subsidiary, (G) the material terms of the Redemptions being effected substantially on the terms described herein and in the Form S-1, and (H) all conditions set forth in Section Two hereof having been satisfied, the Lenders hereby waive:

                  (I) the requirement of Section 2.10(a)(ii) of the Credit Agreement in respect of the first $100,000,000 of gross proceeds of the IPO, and

                  (II) the restrictions set forth in the following provisions of the Credit Agreement to the extent such provision would prohibit the consummation of the Redemptions:

                  (1)  Section 9.08,

                  (2)  Section 9.09,

                  (3)  Section 9.10,

                  (4)  Section 9.15,

                  (5)  Section 9.16, and

                  (6)  Section 9.18.


                  1.2 Amendments. 1.2.1. The Lenders hereby amend, subject to
                  --------------
the satisfaction of the conditions set forth in Section Two hereof, Section 2.01(d) of the Credit Agreement by replacing the word "eight" in the first sentence thereof, with the number "10".

                  1.2.2. The Obligors and the Lenders hereby amend, subject to the satisfaction of the conditions set forth in Section Two hereof, Section 1.01 of the Credit Agreement by (A) adding the following definitions, each in the appropriate alphabetical order with respect to the existing defined terms:

                  ""Permitted Warehouse" shall mean the warehouse identified in
                    -------------------
         the definition of "Permitted Warehouse Purchase.""

                  ""Permitted Warehouse Purchase" shall mean the purchase by
                    ----------------------------
         Borrower of its leased warehouse at 14325 & 14327 Gillis Road, Farmers Branch, Texas 75244-3718 for cash in the amount of not more than $6,500,000 so long as such purchase is effected by September 30, 1999."

                  ""Permitted Warehouse Purchase Indebtedness" shall mean any
                    -----------------------------------------
         Indebtedness incurred by Borrower, so long as no

         Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof, in an amount not to exceed $6,500,000, the proceeds of which shall be used solely to effect the Permitted Warehouse Purchase."

  (B) amending the definition of "Capital Expenditures" by deleting the word "and" immediately prior to clause (vi) and by adding immediately following clause (vi) the following: "; and (vii) the Permitted Warehouse Purchase so long as purchased solely with the proceeds of the Permitted Warehouse Purchase Indebtedness and/or cash from operations and/or Revolving Loans and/or the proceeds of any Equity Issuance not required to be applied to the prepayment of the Loans," and (C) adding immediately at the end of the definition of "Consolidated Interest Expense" the following: "and other than amortization of financing fees."

                  1.2.3 The Obligors and the Lenders hereby amend, subject to the satisfaction of the conditions set forth in Section Two hereof, the following sections of the Credit Agreement as follows:

                  (I) Section 9.06(a) is amended by adding immediately preceding the semicolon at the end of such clause the following: "and any expenditures that would otherwise be a Capital Expenditure but for the exclusions in clauses (i) through (vii) in the definition of "Capital Expenditures""

                  (II) Section 9.07 is amended by deleting the word "and" immediately prior to clause (w), by deleting the period at the end of clause (w) and replacing it with "; and" and by adding a new subsection as follows: " (x) Liens securing the Permitted Warehouse Purchase on the Permitted Warehouse, so long as no Default or Event of Default shall have occurred and be continuing."

                  (II) Section 9.08 is amended by deleting the word "and" immediately prior to clause (t), by deleting the period at the end of clause (t) and replacing it with "; and" and by adding a new subsection as follows: " (u) the Permitted Warehouse Indebtedness."

                  (III) Section 9.12 is amended by adding immediately after the current paragraph and immediately prior to the current third paragraph a new third paragraph as follows: "Notwithstanding the foregoing, Borrower shall not be required to grant to the Administrative Agent a Lien or

         Mortgage on the Permitted Warehouse if pledged to secure the Permitted Warehouse Purchase Indebtedness."

                  SECTION TWO - Conditions to Effectiveness. This Waiver and
                  -----------   ---------------------------
Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Waiver and Amendment executed by each Obligor and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Waiver and Amendment. The effectiveness of this Waiver and Amendment (other than Sections 5, 6 and 7 hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

                  SECTION THREE - Representations, Warranties and Covenants. In
                  -------------   -----------------------------------------
order to induce the Lenders and the Agents to enter into this Waiver and Amendment, each Obligor represents and warrants to each of the Lenders and the Agents that after giving effect to this Waiver and Amendment, (x) no Default or Event of Default has occurred and is continuing; and (y) all of the representations and warranties in the Credit Agreement, after giving effect to this Waiver and Amendment, are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Company will not effect any Redemption that is materially different from that described herein or in the Form S-1.

                  SECTION FOUR - Reference to and Effect on the Credit Agreement
                  ------------   -----------------------------------------------
and the Notes. On and after the effectiveness of this Waiver and Amendment, each
-------------
reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified by this Waiver and Amendment. The Credit Documents, as specifically modified by this Waiver and Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Obligors under the Credit Documents, in each case as modified by this Waiver and Amendment. The execution, delivery and effectiveness of this Waiver and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. Each Guarantor ratifies and confirms its Guarantee as in full force and effect after giving effect to the waiver herein set forth.

                  SECTION FIVE - Costs, Expenses and Taxes. Borrower agrees to
                  ------------   -------------------------
pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Waiver and Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel) in accordance with the terms of Section 12.03 of the Credit Agreement. In addition, Borrower shall pay or reimburse any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Waiver and Amendment and the other instruments and documents to be delivered hereunder, if any, and agrees to save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  SECTION SIX - Execution in Counterparts. This Waiver and
                  -----------   -------------------------
Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver and Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver and Amendment.

                  SECTION SEVEN - Governing Law. This Waiver shall be governed
                  -------------   -------------
by, and construed in accordance with, the laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

                           [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      TUESDAY MORNING CORPORATION


                                      By:          /s/ MARK E. JARVIS
                                          --------------------------------------
                                          Name:  Mark E. Jarvis
                                          Title: Senior Vice President


                                      TMI HOLDINGS, INC.


                                      By:            /s/ SARA SANDERS
                                          --------------------------------------
                                          Name:  Sara Sanders
                                          Title: Secretary and Treasurer


                                      TUESDAY MORNING, INC.


                                      By:          /s/ MARK E. JARVIS
                                          --------------------------------------
                                          Name:  Mark E. Jarvis
                                          Title: Senior Vice President


                                      FRIDAY MORNING, INC.


                                      By:          /s/ MARK E. JARVIS
                                          --------------------------------------
                                          Name:  Mark E. Jarvis
                                          Title: Senior Vice President


                                      DAYS OF THE WEEK, INC.


                                      By:         /s/ DUANE A. HUESERS
                                          --------------------------------------
                                          Name:  Duane A. Huesers
                                          Title: VP Finance

                                      NIGHTS OF THE WEEK, INC.


                                      By:            /s/ SARA SANDERS
                                          --------------------------------------
                                          Name:  Sara Sanders
                                          Title: Secretary and Treasurer


                                      TUESDAY MORNING PARTNERS, LTD.


                                      By:         /s/ DUANE A. HUESERS
                                          --------------------------------------
                                          Name:  Duane A. Huesers
                                          Title: President of General Partner

                                      Agents
                                      ------


                                      MERRILL LYNCH & CO., MERRILL
                                      LYNCH, PIERCE, FENNER &
                                      SMITH INCORPORATED,
                                      as Arranger and Syndication Agent


                                      By: /s/ S. McGillicuddy
                                          --------------------------------------
                                          Name:  S. McGillicuddy
                                          Title: Director


                                      FLEET NATIONAL BANK,
                                      as Administrative Agent


                                      By: /s/ Stephen Curran
                                          --------------------------------------
                                          Name:  Stephen Curran
                                          Title: VP

                                      Lenders
                                      -------


                                      MERRILL LYNCH CAPITAL CORPORATION


                                      By: /s/ S. McGillicuddy
                                          --------------------------------------
                                          Name:  S. McGillicuddy
                                          Title: VP


                                      FLEET NATIONAL BANK


                                      By: /s/ Stephen Curran
                                          --------------------------------------
                                          Name:  Stephen Curran
                                          Title: VP


                                      HELLER FINANCIAL, INC.


                                      By: /s/ Linda W. Wolf
                                          --------------------------------------
                                          Name:  Linda W. Wolf
                                          Title: Senior Vice President


                                      CREDIT LYONNAIS, New York Branch


                                      By: [ILLEGIBLE SIGNATURE APPEARS HERE]
                                          --------------------------------------
                                          Name:  [ILLEGIBLE NAME APPEARS HERE]
                                          Title: SUP


                                      TRANSAMERICA BUSINESS CREDIT CORPORATION


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      CREDIT AGRICOLE INDOSUEZ


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      BANK LEUMI


                                      By: /s/ Gloria Bucher
                                          --------------------------------------
                                          Name:  Gloria Bucher
                                          Title: First Vice President


                                      BHF-BANK AKTIENGESELLSCHAFT


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      BALANCED HIGH-YIELD FUND LTD.,

                                      By: BHF-BANK AKTIENGESELLSCHAFT, acting
                                          through its New York Branch as
                                          attorney-in-fact

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:  John Sykes
                                          Title: Vice President

                                      LASALLE NATIONAL BANK


                                      By: /s/ Joshua D. Eichenhorn
                                          --------------------------------------
                                          Name:  Joshua D. Eichenhorm
                                          Title: First Vice President


                                      UNION BANK OF CALIFORNIA, N.A.


                                      By: /s/ J. William Bloore
                                          --------------------------------------
                                          Name:  J. William Bloore
                                          Title: Vice President


                                      MORGAN STANLEY DEAN WITTER
                                      PRIME INCOME TRUST


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      SENIOR DEBT PORTFOLIO


                                      By: Boston Management and Research,
                                          as Investment Advisor


                                      By: /s/ Scott H. Page
                                          --------------------------------------
                                          Name:  Scott H. Page
                                          Title: Vice President


                                      ML CLO XV PILGRIM AMERICA
                                      (CAYMAN) LTD.


                                      By: Pilgrim America Investments, Inc.,
                                          as its Investment Manager


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      KZH PAMCO LLC


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      KZH STERLING LLC


                                      By: /s/ Virginia Conway
                                          --------------------------------------
                                          Name:  Virginia Conway
                                          Title: Authorized Agent


                                      PAM CAPITAL FUNDING LP


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title: